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                                  INTELLIGROUP
                      Creating The Intelligent Enterprise

FOR IMMEDIATE RELEASE


CONTACT:
Nick Visco - Chief Financial Officer                 (732) 590-1600

INTELLIGROUP'S ANNUAL MEETING OF SHAREHOLDERS
TO BE ADJOURNED TO JULY 16, 2002

Edison, NJ (July 1, 2002): Intelligroup, Inc. (Nasdaq: ITIG) intends to adjourn its Annual Meeting of Shareholders from Tuesday, July 2, 2002 to Tuesday, July 16, 2002. The rescheduled meeting will be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey at 10:00 a.m., local time. There is no change of the record date and holders of the Company's Common Stock of record at the close of business on Thursday, May 30, 2002 (the "Record Date") remain entitled to vote at the Annual Meeting.

The Company believes that it had little choice but to adjourn its Annual Meeting given the recent and desperate actions by Ashok Pandey against certain of the Company's shareholders. The Company believes that two weeks are necessary to investigate a lawsuit filed by Ashok Pandey against certain shareholders of the Company that resulted in an ex parte order prohibiting such shareholders from voting their shares in favor of the Company's slate of directors. The Company believes that Mr. Pandey filed the lawsuit on Wednesday, June 26, 2002 against the shareholders, who reside outside of the United States. Mr. Pandey obtained the ex parte order on Friday, June 28, 2002, before the shareholders had a reasonable opportunity to obtain counsel to protect their interests. The adjournment provides the Company with time to fully investigate Mr. Pandey's actions and to provide the shareholders an opportunity to take any and all action necessary in order to be able to vote their shares. This adjournment is in full compliance with the Company's By-laws and Sections 14A:5-2 and 14A:5-4 of the New Jersey Business Corporation Act. This adjournment is effected in the interest of fairness, and does not prejudice the Company's shareholders entitled to vote at the Annual Meeting, as the Company has not changed the Record Date. The adjournment of the Annual Meeting will ensure that all shareholders entitled to vote are able to exercise their rights.

ABOUT INTELLIGROUP

Intelligroup Inc. is a leading global technology solutions and services provider. Intelligroup develops, implements and supports integrated industry-specific enterprise, e-commerce and m-commerce software applications. Intelligroup's high quality onsite/offshore delivery model combined with a comprehensive suite of tools provide


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customers  with a faster  time-to-market  and lower total cost of  ownership  in deploying their mission-critical applications. Intelligroup has operations in the Americas, UK, Sweden, Denmark, India, Australia, New Zealand, Japan, Hong Kong and Singapore/Indonesia. Intelligroup has been quoted on the Nasdaq National Market (ticker ITIG) since September 1996.

Visit Intelligroup on the Internet at http://www.intelligroup.com.

SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT and ASP markets and revenues derived from anticipated ASP hosting and application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in the Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.